Exhibit 99.2

News Release

Graham Corporation t 20 Florence Avenue t Batavia, NY 14020

IMMEDIATE RELEASE

Graham Corporation Declares $0.11 per Share

Quarterly Cash Dividend

BATAVIA, NY, July 28, 2021 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries, announced that its Board of Directors declared a quarterly cash dividend of $0.11 per common share.

The dividend will be payable on August 25, 2021 to stockholders of record at the close of business on August 11, 2021.

ABOUT GRAHAM CORPORATION

Graham, with its wholly owned subsidiary Barber-Nichols LLC, is a global business that designs, manufactures and sells critical equipment for the energy, defense, aerospace, medical, technology, automotive and chemical/petrochemical industries. Graham and Barber-Nichols’ global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenics, and turbomachinery technologies, responsive and flexible service and unsurpassed quality.

Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

For more information, contact:

Jeffrey F. Glajch	Deborah K. Pawlowski
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
jglajch@graham-mfg.com	dpawlowski@keiadvisors.com

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